Exhibit 1.1
EXECUTION COPY
6,000,877 SHARES
DIGITALGLOBE, INC.
COMMON STOCK (PAR VALUE $0.001 PER SHARE)
UNDERWRITING AGREEMENT
September 15, 2010

September 15, 2010
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036
Ladies and Gentlemen:
     Certain shareholders of DigitalGlobe, Inc., a Delaware corporation (the “Company”) named in Schedule 1 hereto (each a “Selling Stockholder” and collectively, the “Selling Stockholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of 6,000,877 shares (the “Firm Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.
     Morgan Stanley & Co. Incorporated, as a Selling Stockholder, also proposes to sell to the several Underwriters not more than an additional 900,000 shares of the common stock, par value $0.001 per share, of the Company (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be offered and sold from time to time by the Company and the Selling Stockholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated September 14, 2010 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary form of the Prospectus dated September 14, 2010 and distributed to prospective purchasers of the Shares. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the term sheet communicated pursuant to Rule 134 under the Securities Act and the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when each part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the

Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding have been duly authorized and are validly issued, fully paid and non-assessable.
     (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) any provision of the certificate of incorporation or by laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for any such consents, approvals, authorizations, orders or qualifications, the absence of which would not, singly or in the aggregate, have a material adverse effect on the Company or on the power or ability of the Company to perform its obligations under the Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.
     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings that would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (n) Except as described in the Time of Sale Prospectus, the Company and the Subsidiaries have filed with the U.S. Federal Communications Commission (the “FCC”) and the International Telecommunication Union (the “ITU”), all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the FCC and the ITU, and have obtained all licenses, orders or other authorizations issued by the FCC and the ITU, and any equivalent authority in each other jurisdiction in which the Company operates (collectively, the “Communications Licenses”) required for the operation of the business of the Company and the Subsidiaries, and such Communications Licenses are in full force and effect and, to the Company’s knowledge, there are no pending modification, amendment or revocation proceedings initiated by the FCC or the ITU, or any equivalent authority in any other jurisdiction in which the Company operates which, if determined against the Company, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; fees due and payable to domestic and foreign governmental authorities pursuant to the rules governing Communications Licenses held by the Company and its subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both would constitute grounds for revocation thereof, have been timely paid and, except as disclosed in the Time of Sale Prospectus, each of the Company and its subsidiaries is in compliance in all material respects with the terms of the Communications Licenses, as applicable, and there is no condition of which the Company or any of its subsidiaries has received notice, nor, to the Company’s knowledge, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or non-renewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign regulatory authority, which such termination, cancellation, non-renewal, penalty or fine, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company and its subsidiaries have all necessary consents, authorizations and approvals to utilize the Communications Licenses in the manner and for the purposes described in the Time of Sale Prospectus and the Prospectus, except where the failure to have a consent, authorization or approval would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (q) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (r) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent or representative acting on behalf of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.
     (s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (t) (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative acting on behalf of the Entity, is an individual or entity (“Person”):
          (A) currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign

Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
          (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Company represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction, the dealing or transaction is or was prohibited by the Sanctions.
     (u) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (v) The Company and its subsidiaries have valid title in fee simple to all real property and valid title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.
     (w) The Company and its subsidiaries own or possess, or, to the knowledge of the Company, it or its subsidiaries can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that 1) transactions are executed in accordance with management’s general or specific authorizations; 2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; 3) access to assets is permitted only in accordance with management’s general or specific authorization; and 4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     (bb) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except, in the case of clauses (i), (iii) and (iv) above, where such contravention would not, singly or in the aggregate, have a material adverse effect on the Selling Stockholder or on the power and ability of the Selling Stockholder to perform its obligations under this Agreement, the Custody Agreement or the

Power of Attorney to consummate the transactions contemplated by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except for any consents, approvals, authorizations, orders or qualifications, the absence of which would not, singly or in the aggregate, have a material adverse effect on such Selling Stockholder or on the power or ability of such Selling Stockholder to perform its obligations under the Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.
     (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.
     (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.
     (e) Upon payment by the Underwriters for the Shares to be sold by such Selling Stockholder pursuant to the terms of this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), on behalf of DTC, registration of such Shares in the name of Cede or such other nominee on the Company’s share registry, and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8 105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8 303 of the UCC, (B) under Section 8 501(b) of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (C) no action based on any adverse claim to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or such other nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing agency” as such term is used in clause 1 of Section 8 102(a)(5) of the UCC and (z) appropriate book entries crediting the Shares to the securities accounts of the several Underwriters maintained at DTC will have been made on the records of DTC pursuant to Section 8-501(b)(1) of the UCC. As used in this Section 2(f), the terms “delivery,” “securities account,” “protected purchaser,” “security entitlement” and “adverse claim” have the meanings given them in Article 8 of the UCC.
     (f) Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.
     3. Agreements to Sell and Purchase. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $28.8132 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Morgan Stanley & Co. Incorporated, as a Selling Stockholder, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 900,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     Each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.
     In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Stockholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Stockholder except in compliance with the restrictions contained in any agreement in the form of Exhibit A hereto entered into by such Selling Stockholder with the Underwriters.
     The restrictions contained in the three preceding paragraphs shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security granted under employee stock plans existing on the date hereof or otherwise outstanding on the date hereof, grants of employee stock options or restricted stock in accordance with the terms of a plan in effect on the date hereof, (c) the filing of a registration statement with the Commission on Form S-8 relating to the offering of securities in accordance with the terms of a plan in effect on the date hereof, (d) the issuance by the Company of up to the number of shares representing 15% of the total number of outstanding shares of the Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) in connection with bona fide mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that the acquiree of any such shares of Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) so issued enters into an agreement in the form of Exhibit A hereto with respect to such shares of Common Stock (or options, warrants or convertible securities relating to shares of Common Stock) for the remainder of the 90 day restricted period, (e) transactions by a Selling Stockholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (f) transfers by a Selling Stockholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (g) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the Selling Stockholder or his/her immediate family, (h) transfers of shares of Common Stock or any security convertible into Common Stock by testate or intestate succession, (i) distributions by a Selling Stockholder of shares of Common Stock or any security convertible into Common Stock to limited partners, members or stockholders of the Selling Stockholder or transfers to any corporation, partnership or other business entity that is a direct or indirect affiliate of the Selling Stockholder, (j) transfers of shares to any corporation, partnership or other business entity with whom the Selling Stockholder shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the Selling Stockholder’s and such entity’s investments pursuant to an investment management, investment advisory or similar agreement; provided that in the case of any transfer or distribution pursuant to clause (f) through (j), (x) each donee, distributee or transferee shall enter into a written agreement accepting the restrictions set forth in the three preceding paragraphs and this paragraph as if it were a Selling Stockholder and (y) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90 day restricted period, or (k) the transfers of shares of Common Stock made under a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) which 10b5-1 Trading Plan is in existence on the date hereof or (ii) the establishment of a 10b5-1 Trading Plan for the transfer of shares of Common Stock, provided that such 10b5-1 Trading Plan does not provide for the transfer of Common Stock during the restricted period. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     4. Terms of Public Offering. The Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $30.25 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.862 a share under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on September 21, 2010 or at such other time on the same or such other date as shall be mutually agreed upon by you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to each Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October 29, 2010, as shall be designated in writing by you.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date (i) from Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, (x) an opinion, dated the Closing Date, substantially in the form attached as Exhibit B-1 hereto and (y) a 10b-5 letter, dated the Closing Date, substantially in the form attached as Exhibit B-2, and (ii) an opinion from J. Alison Alfers, Senior Vice President, Secretary and General Counsel, dated the Closing Date, substantially in the form attached as Exhibit B-3 hereto.
     (d) The Underwriters shall have received on the Closing Date an opinion of Holme Roberts & Owen LLP, counsel engaged by the Company to deliver an opinion in connection with the execution and delivery by certain Selling Stockholders of this Agreement, the Custody Agreement and the Power of Attorney, dated the Closing Date, substantially in the form attached as Exhibit C hereto.
     (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

     The opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Holme Roberts & Owen LLP described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.
     (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed on Exhibit A-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Subject to Section 7(e) below, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided in no event shall the Company or any of its subsidiaries be obligated to qualify to do business as a foreign corporation in any jurisdiction where it is not already so qualified, to file any general consent to service of process, or to subject itself to taxation in any jurisdiction where it is not already subject to taxation.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act) and the rules and regulations of the Commission thereunder.
     8. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The Selling Stockholders covenant and agree with the several Underwriters (i) that they will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, and (ii) the underwriting discount associated with the Shares to be sold by such Selling Stockholder hereunder shall be deducted from the Selling Stockholders’ proceeds from the sale of such Shares.
     (b) The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.
     9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act and each affiliate of any Underwriter (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter or Selling Stockholder, in the case of the Underwriters, furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this Section 10 shall be limited to an amount equal to (i) the number of Shares sold by such Selling Stockholder under this Agreement multiplied by (ii) the Public Offering Price (minus related underwriting discounts and commissions).

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys in fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i)

in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
     (f) The Company and the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this

Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of 1) any termination of this Agreement, 2) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder or, the Company, its officers or directors or any person controlling the Company and 3) acceptance of and payment for any of the Shares.
     11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the New York Stock Exchange and the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the attorneys in fact for the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 12, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 11, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to DigitalGlobe, Inc., 1601 Dry Creek Drive Suite 260, Longmont, CO 80503; and if to the Selling Stockholders shall be delivered, mailed or sent to Yancey L. Spruill and J. Alison Alfers at DigitalGlobe, Inc., 1601 Dry Creek Drive Suite 260, Longmont, CO 80503.

Very truly yours, DIGITALGLOBE, INC.
By:	/s/ YANCEY L. SPRUILL
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

The Selling Stockholders named in
Schedule I hereto, acting severally
By:	/s/ YANCEY L. SPRUILL
Yancey L. Spruill

By:	/s/ J. ALISON ALFERS
J. Alison Alfers

as Attorneys-in-Fact
for each of the Selling Stockholders

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:	/s/ JAMES C. MURRAY Name: James C. Murray
Title: Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ MICHAEL A. MILLMAN Name: Michael A. Millman
Title: Managing Director

SCHEDULE I

Number of Firm Shares
Selling Stockholder	To Be Sold
Morgan Stanley & Co. Incorporated	6,000,000
Linda O’Keefe	397
Michael J. Rendine	380
Wirtenson Family Trust UTD 4 12 95	100

Total:	6,000,877

I-1

SCHEDULE II

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated	3,491,310
J.P. Morgan Securities LLC	1,407,806
Citigroup Global Markets Inc.	795,716
Canaccord Genuity Inc.	306,045

Total:	6,000,877

II-1

SCHEDULE III
Time of Sale Prospectus
1.	Preliminary Prospectus issued September 14, 2010

2.	The final term sheet on page III-2 of this Schedule III.

III-1

DigitalGlobe, Inc.
$181,526,529
6,000,877 Common Shares

Issuer:	DigitalGlobe, Inc.

Symbol:	DGI (NYSE)

Proceeds to Selling Stockholders:	$181,526,529

Shares offered by Selling Stockholders:	6,000,877 common shares

Over allotment (Selling Stockholders):	900,000 common shares

Price to public:	$30.25 per share

Trade date:	September 15, 2010

Closing date:	September 21, 2010

CUSIP No.:	25389M877

Bookrunners:	Morgan Stanley & Co. Incorporated J.P. Morgan Securities LLC

Co-Managers:	Citigroup Global Markets Inc. Canaccord Genuity Inc.

Selling Group:	Dougherty & Company, LLC Merriman Capital, Inc.
This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there by any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
Copies of the final prospectus relating to the common shares offered in this offering may be obtained by contacting Morgan Stanley & Co. Incorporated, c/o Prospectus Department, 180 Varick Street 2/F, New York, NY 10014 or by email at prospectus@morganstanley.com.

III-2

EXHIBIT A
FORM OF LOCK-UP LETTER
,2010
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
As Representatives of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
       1585 Broadway
       New York, NY 10036
Ladies and Gentlemen:
     I understand that Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC (the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with DigitalGlobe, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the Common Stock, par value $0.001 of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, I agree that, without the prior written consent of the Representatives acting on behalf of the Underwriters, I will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (e.g. the date of pricing of the Public Offering) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. This restriction is referred to as the “Lock up.”
     The Lock Up shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of me or my immediate family, (e) transfers of shares of Common Stock or any security convertible into Common Stock by testate or intestate succession; (f) distributions of shares of Common Stock or any security convertible into Common Stock to my limited partners, members or stockholders, or transfers thereof to any corporation, partnership or other business entity that is my direct or indirect affiliate, (g) transfers of shares to any corporation, partnership or other business entity with whom I share in common an investment manager or advisor, in each case who has investment discretionary authority with respect to my and such entity’s investments pursuant to an investment management, investment advisory or similar agreement; provided that in the case of any transfer or distribution pursuant to clause (c) through (g), (i) each donee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (h) the transfers of shares of Common Stock made under a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) which 10b5-1 Trading Plan is in existence on the date hereof or (ii) the establishment of a 10b5-1 Trading Plan for the transfer of shares of Common Stock, provided that such 10b5-1 Trading Plan does not provide for the transfer of Common Stock during the restricted period. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, I agree that, without the prior written consent of the Representatives acting on behalf of the Underwriters, I will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
     I also agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of my shares of Common Stock except in compliance with the Lock Up.
     Notwithstanding the foregoing, if an individual or entity (other than the Company) is released, in full or in part, from the restrictions of any lock-up agreement with the Underwriters related to the Public Offering (each, a “Lock-Up Agreement”), then the undersigned shall be released in the same manner from the restrictions of this Lock-Up Agreement (i.e. in the case where shares of such individual or entity are released from a Lock-Up Agreement, the same percentage of shares of Common Stock held by the undersigned shall be released from the

2

restrictions of this agreement on the same terms), provided that if the release, in full or in part, of an individual or entity from the restrictions of its Lock-Up Agreement is in connection with a follow-on offering of Common Stock (the “Follow-On Offering”), then shares of Common Stock of the undersigned shall be released only if the undersigned enters into a new lock-up agreement with the Underwriters with substantially the same terms and restrictions that are applicable to the other selling stockholders participating in the Follow-On Offering (including that the expiration of the new lock-up may be up to 60 days from the date of such Follow-On Offering, subject to extension on the same terms as set forth herein) and only to the extent that the undersigned agrees to participate as a selling stockholder in the Follow-On Offering and to sell any shares of Common Stock released from the restrictions of this agreement in such Follow-On Offering. In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Shares (or any securities convertible into Shares) prior to the date that is 60 days after the date of the Prospectus, the Representatives shall use their commercially reasonable efforts to notify the undersigned within three (3) business days; provided that the failure to give such notice shall not give rise to any claim or liability against the Company, the Representatives or the Underwriters.
     This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the Company advising the Representatives in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, and (iii) November 15, 2010 if a closing for the Offering has not yet occurred as of that time.
     I understand that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. I further understand that this agreement is irrevocable and shall be binding upon my heirs, legal representatives, successors and assigns.

3

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
Very truly yours,

By:*
Name:
Title:

Address:

*	If stock is held jointly, then all owners must complete and execute.

By:
Name:
Title:

Address:

4

EXHIBIT A-1
LIST OF STOCKHOLDERS, OFFICERS, AND DIRECTORS
COMPLETING LOCK-UP AGREEMENTS
Morgan Stanley & Co. Incorporated
Linda O’Keefe
Michael J. Rendine
Wirtenson Family Trust UTD 4 12 95
Jill D. Smith
Yancey L. Spruill
Dr. Walter S. Scott
H. John Oechsle
J. Alison Alfers
Paul M. Albert, Jr.
Nick S. Cyprus
General Howell M. Estes III
Warren C. Jenson
Eddy Zervigon
James M. Whitehurst
Alden Munson Jr.

A-1-1

EXHIBIT B-1
FORM OF OPINION OF COMPANY’S COUNSEL
[To be agreed upon]

EXHIBIT B-2
FORM OF 10B-5 LETTER OF COMPANY’S COUNSEL
[To be agreed upon]

     EXHIBIT B-4
FORM OF OPINION OF GENERAL COUNSEL
[To be agreed upon]

     EXHIBIT C
FORM OF OPINION OF HOLME ROBERTS & OWEN LLP
[To be agreed upon]

B-4